UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On March 23, 2026, Theriva Biologics, Inc. (the “Company”) issued a press release announcing the outcomes of a recent Type B End-of-Phase 2 (EOP2) meeting with the U.S. Food and Drug Administration (FDA) regarding the design of a Phase 3 clinical study of lead clinical candidate VCN-01 in combination with standard-of-care chemotherapy for the treatment of metastatic pancreatic adenocarcinoma (PDAC).

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On March 23, 2026, the Company issued a press release announcing the outcomes of a recent Type B End-of-Phase 2 (EOP2) meeting with the FDA regarding the design of a Phase 3 clinical study of lead clinical candidate VCN-01 in combination with standard-of-care chemotherapy for the treatment of PDAC.

The FDA provided general agreement with the Company’s proposed design for a Phase 3 clinical trial, which closely tracks the design of the successful VIRAGE Phase 2 trial. As announced in 2025, the VIRAGE trial met its primary endpoints, with metastatic PDAC patients receiving VCN-01 with standard of Care (SoC) chemotherapy having improved overall survival (OS), progression free survival (PFS) and Duration of Response (DoR) compared to SoC chemotherapy alone. Greater improvements in OS and PFS were observed in patients who received two doses of VCN-01, leading the Company to plan the Phase 3 trial to include repeat dosing and an adaptive design aimed to optimize the trial’s timelines and outcomes.

Consistent with scientific advice previously received from the Committee for Medicinal Products for Human Use (CHMP) of the EMA, the FDA advised that a potential biologics licensing application (BLA) for VCN-01 in metastatic PDAC could be supported by the Company’s proposed Phase 3 clinical trial (if successful) comprising a single, high-quality, randomized, double-blinded, study comparing VCN-01 plus gemcitabine/nab-paclitaxel SoC to gemcitabine/nab-paclitaxel SoC plus placebo. The FDA further agreed on the proposed dosing of VCN-01 and gemcitabine/nab-paclitaxel in repeated “macrocycles” (enabling more than 2 doses of VCN-01 to be administered in the Phase 3 trial), the proposed inclusion/exclusion criteria, the primary endpoint (OS), key secondary endpoints (including PFS), and the use of an adaptive design. The FDA also clarified statistical expectations regarding the proposed interim analyses and the quality of data required for potential sample size re-estimation or a demonstration of early efficacy.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release issued by Theriva Biologics, Inc., dated March 23, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2026	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer